EXHIBIT 99.1

                                                          FOR IMMEDIATE RELEASE
                                                         CONTACT: James Spiezio
                                                       Beacon Power Corporation
                                                                   978-694-9121
                                                        spiezio@beaconpower.com


                CALIFORNIA ENERGY COMMISSION AWARDS Beacon Power
             $1.2 MILLION CONTRACT FOR MAJOR ENERGY STORAGE PROJECT

     Beacon's Flywheel-based Smart Energy Matrix System Prototype Will Be Demonstrated in Frequency Regulation and Grid Stability Application

WILMINGTON,  Mass.  - February  14, 2005 -- Beacon  Power  Corporation  (Nasdaq:
BCON), a company that designs advanced products and services to support more reliable electricity grid operation, today announced that it has executed a contract with the California Energy Commission to demonstrate an advanced energy storage solution for frequency regulation and grid stability. At a business meeting on December 1, 2004, the California Energy Commission had given its approval to the project, leading to contract negotiations that have now been finalized. The contract is expected to produce approximately $1.2 million of revenue, with the majority of it in 2005.

Under the contract, Beacon Power will develop and install a system to demonstrate the potential benefits of using flywheel energy storage to provide frequency regulation of the grid, a service required by all grid operators. A successful demonstration of frequency regulation with the California Independent System Operator (ISO) will also serve to demonstrate the system's technical and market feasibility in a large, important, growing market - stabilization of the grid. The contract calls for the system to be delivered and installed during the first half of 2005.

"Flywheel-stored power, which has long been in use but not yet for grid applications, could offer the California ISO an alternative to keeping power plants on spinning reserve to balance the system," said Energy Commissioner Art Rosenfeld. "When proven viable, the technology can help save the grid operator money on ancillary services," added Rosenfeld, who is the presiding member of the Energy Commission's RD&D Committee.

Bill Capp, Beacon Power president and CEO, said, "This agreement with the Energy Commission is another opportunity for Beacon to show how our flywheel energy storage solutions can provide superior frequency regulation services and improve grid reliability. We are already working under contract to NYSERDA in New York to deliver a similar demonstration system. We're convinced that our Smart Energy Matrix solution would provide a competitive alternative to conventional regulation services, and we applaud the vision and leadership of these energy authorities in California and New York."

Grid operators, such as the California Independent System Operator (ISO), purchase frequency regulation services every day that are equivalent to 1-2% of the amount of energy used daily. In 2003, the value of regulation services purchased by four U.S. regional grid operators in open power markets exceeded $400 million. The Beacon Smart Energy Matrix is being specifically designed to address this sizeable and growing market with better performance and greater cost effectiveness than existing methods.

"Flywheel technology has the potential to provide a rapid injection of energy for several minutes to help keep the grid stable when we have a contingency -- for example, some kind of problem that causes a big power plant to drop off line," said California ISO Interim Chief Operations Officer Jim Detmers. "By helping out with this demonstration project, the ISO is fostering technology that shows real promise to improve the control and reliability of the grid."

The demonstration will be a one-tenth-power prototype of Beacon's planned megawatt-level system known as the Smart Energy Matrix. It is designed to provide grid frequency regulation at a site located in San Ramon, California. The demonstration will integrate Beacon flywheels and associated power electronics into the local distribution grid. The project will also focus on communication with and control of the demonstration-scale system by the California ISO. Beacon Power is teaming with Connected Energy Corporation of Rochester, New York, to develop the intelligent monitoring and control systems that will be used in this California project, as well as two previously announced in New York State.

"Through these demonstrations, we'll be able to show how advanced energy storage solutions like ours can help operators manage a `smarter,' more resilient electricity grid," Capp continued. "We believe that our technology will be more responsive, more sustainable, and ultimately more cost-effective, and we look forward to a successful demonstration in two very important states in the coming months."

                           About Frequency Regulation

One of the most challenging aspects of today's electricity grid is that the amount of power generated and the amount consumed must be in exact balance at all times. When imbalances occur, the frequency of electricity (60 hertz in the U.S.) that end users require will not be maintained, which adversely affects grid stability. The constant balancing of power demand and production to maintain frequency is called frequency regulation.

Beacon's Smart Energy Matrix is a flywheel-based energy storage system that is intended to be a long-life, environmentally friendly solution for frequency regulation, with no fuel consumed and no emissions generated. The equipment could be located nearly anywhere, including at a substation or within the distribution system, where additional benefits such as voltage regulation, backup power, or reactive power can also be provided for even greater value.

The evolution of deregulated electricity markets has created an opportunity for new companies and technologies to compete to provide frequency regulation services to system operators. Beacon Power believes it is well positioned to offer a unique and sustainable technology solution to provide this service cost competitively, in a dynamic and growing market that has historically had limited options.

                         About Beacon Power Corporation

Beacon Power Corporation (www.beaconpower.com) designs sustainable energy storage and power conversion solutions that would provide reliable electric power for the utility, renewable energy, and distributed generation markets. Beacon's Smart Energy Matrix is a design concept for a megawatt-level, utility-grade flywheel-based energy storage solution that would provide sustainable power quality services for frequency regulation, and support the demand for reliable, distributed electrical power. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S.

Safe Harbor  Statements under the Private  Securities  Litigation  Reform Act of
1995:

Material contained in this press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation's current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation's expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets; no experience manufacturing any product on a commercial basis; the company has only recently entered into the renewable energy market through its inverter products, and hence, has only limited experience in this sector; the dependence of sales on the achievement of product development and commercialization milestones; the uncertainty of the political and economic climate of any foreign countries into which Beacon hopes to sell, including the uncertainty of enforcing contracts and the potential substantial fluctuation in currency exchange rates in those countries; significant technological challenges to successfully complete product development; dependence on third-party suppliers; intense competition from companies with greater financial resources; possible government regulation that would impede the ability to market products; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; the possible need in the future to hire and retain key executives; the recent volatility in the stock price of companies operating in the same sector; the power of controlling shareholders and the limited ability of others to influence the outcome of matters put to the vote of shareholders. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation's filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.